EXHIBIT 99.1

                             GRANT PARK FUTURES FUND


               WEEKLY COMMENTARY FOR THE WEEK ENDED APRIL 01, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     4/01/05

                          Weekly ROR     MTD ROR     YTD ROR

Class A Units               -0.09%        -0.53%      -3.81%
Class B Units               -0.11%        -0.54%      -4.04%
* Subject to independent verification

Performance for the Fund was slightly negative over the previous week. Positions in the fixed income and agricultural/soft commodity markets sustained the largest setbacks. Gains came mainly from positions in the energy markets.

Short positions in the fixed income/financial sector lost ground as a report on the U.S. employment situation pushed prices for U.S. Treasurys higher for the week. Prices for U.S. Thirty-year bonds, Ten-year notes and Five-year notes closed the week higher on the news that the U.S. economy added just 110,000 jobs during the month of March, the smallest monthly increase since last July and roughly half of what economists' had expected. Analysts said investors boosted prices for Treasuries on the expectation the Federal Reserve might be dissuaded from raising short-term interest rates in an aggressive manner and stick to the more "measured" pace that the central bank has adopted in regard to monetary policy. Short positions in the Eurodollar contract on the Chicago Mercantile Exchange also sustained losses as the September contract rallied 10.5 basis points while the December issue closed 15 basis points higher than last week. Short positions in the foreign financials also reported losses as prices for Australian Ten-year bonds and 90-day bank bills ended the week in higher territory.

Long positions in the agricultural/soft commodities sector experienced losses as prices for soybeans and soybean products fell on what analysts described as "technical-based" selling on behalf of some of the larger commodity funds. Although prices were higher for a short period on Thursday, a wave of follow-through selling pushed prices lower into the afternoon and continued into Friday, closing the May contract at $6.14 per bushel, 14.75 cents lower than last week. Soybean meal fell $4.60 or 2.4% while soybean oil lost 1.1% for the week. Analysts also said that some of the selling occurred as a rally in the U.S. dollar deterred foreign buyers from purchasing U.S. grains. Longs in wheat also lost ground as the May contract fell 16 cents to close the week at $3.2250 per bushel.

Long positions in the energy sector posted profits as prices for crude oil and crude products soared following comments on Thursday from Goldman Sachs warning that ongoing resilient demand could push crude prices as high as $105 per barrel. The buying continued into the Friday session as investors scrambled to add to long positions before the weekend, according to analysts. The May crude oil contract finished at $57.27 per barrel, $2.43 higher for the week while unleaded gasoline rallied 10.61 cents to close at $1.7310 per gallon, aided in


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
part by a fire at a large Venezuelan refinery that left investors uncertain about the ability to meet demand. Longs in heating oil benefited as the May contract soared 13.62 cents or 8.9% for the week. Natural gas longs enjoyed a rally that closed the contract at $7.749, a gain of more than 7% for the week.

Lastly, in other sectors, long positions in the stock indices led to net losses in the sector as the higher energy prices caused investors to cover some of their long positions. Long positions in the metals sector gained ground as prices for gold, copper and aluminum closed the week firmer despite the slightly higher U.S. dollar.







































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com